                                                                    EXHIBIT 10.3



THIS AGREEMENT is made this 12th day of June in the Year Two Thousand and One

BETWEEN

Delightmen Limited whose registered office is situate at Room 1702, 1715-16, 17/F., Asian House, 1 Hennessy Road, Wanchai, Hong Kong, Lam Chi Yin; ([name of Lam Chi Yin in Chinese] holder of Hong Kong Identity Card No. D330373(0), of Room 19D, Block 11, Phase 4, Laguna City, Kowloon; Ever Base Investment Limited whose registered office is situate at Room 1702, 1715-16, 17/F., Asian House, 1 Hennessy Road, Wanchai, Hong Kong; and Sham Chi Kit ([name of Sham Chi Kit in Chinese]) holder of Hong Kong Identity Card No. E918077(3), of Flat B, 1/F., 1A-B Link Road, Caroline Heights, Happy Valley, Hong Kong (hereinafter collectively called "the Vendors") of the one part and

Quintalinux Limited of Suites 2207-2208, 22nd floor, Metro Centre II, 21 Lam Hing Street, Kowloon, Hong Kong (hereinafter referred to as "the Purchaser") of the other part.

WHEREAS

1. SONIK INTERIOR CONTRACTING COMPANY LIMITED [name of Sonik in Chinese] is a Hong Kong private limited company bearing company registration no. 296497 with its registered office address situated at Room 1702, 1715-16, 17/F., Asian House, 1 Hennessy Road, Wanchai, Hong Kong carrying on a business of CONCEPTWEALTH INTERIOR CONTRACTING COMPANY ([name of Conceptwealth Interior Contracting Company in Chinese]) (Business Registration No. 14031923-001-01-01-05) and has an authorized share capital of HK$25,000.00 consisting of 25,000 shares of HK$1.00 each as shown in Schedule A (hereinafter referred to as "the Company"). The Company is now holding the shares of Sonik Trading (China) Company Limited, Sonik Building Materials

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     Company Limited, Sonik Interiors (China) Limited and Sonwa Interiors
     (China) Limited.

2. Delightment Ltd. is, Ever Base Investment Ltd. and Lam Chi Yin is and was the registered and beneficial owner of 5000 shares of the Company. Delightment Ltd. is and was the registered owner of 5,000 shares of the Company but in fact Lam Chi Yin is and was beneficial owner of the said 5,000 shares of the Company. Ever Base Investment Ltd. is and was the registered owner of 15,000 shares of the Company but in fact Sham Chi Kit is and was beneficial owner of the said 15,000 shares of the Company. Lam Chi Yin is and was also the registered and beneficial owner of 5,000 shares of the Company. The Vendors are the shareholders of the Company of the respective shareholdings now registered under their names as specified in Schedule A.

3. The Company is at the date of this Agreement indebted to its Creditors in the total sum shown in the Audited Accounts attached under Annexure A.

4. The Company's business is to carry out trade and business in the interior design and contracting industry.

5. The Vendors has after completion of the sales shares agreed to guarantee the net income of the Company not less than HK$12M during the period from 1st October 2000 to 31st March 2003.

6. The Vendors has also agreed to guarantee the payment of the outstanding account receivable from the debtors of the Company.

7. The Purchaser is now desirous of acquiring an aggregate of One-Hundred percent (100%) of the total shares in the Company from the Vendors but not including the shares of Sonik Trading (China) Company Limited, Sonik Building Materials Company Limited, Sonik Interiors (China) Limited and Sonwa Interiors (China) Limited with the approval of all the members of the Company upon the terms and conditions appearing hereinafter.

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WHEREBY IT IS AGREED by and between the parties as follows:-

1.   In this Agreement and the Schedule unless the context otherwise requires:

     "the Accounts"            means    the report of the directors and the
                                        audited Statement of Accounts of the
                                        Company attached in Annexure A

     "Completion"              means    the performance of their respective
                                        obligations by the parties hereto under
                                        Clause 5

     "Completion Date"         means    as set out in Clause 5

     "Company Liabilities"     means    any civil claims suits charges and taxes
                                        liabilities imposed on the Company by
                                        any regional or national governmental
                                        authorities of the People's Republic of
                                        China and Hong Kong Special
                                        Administrative Region

     "Audited Accounts"        means    the audited balance sheet of the Company
                                        as at 30th September 2000 and the Profit
                                        and Loss Account of the Company for the
                                        period from 1st April 2000 to 30th
                                        September 2000, copies of which are
                                        attached under Annexure A

     "Payment Mode & Dates"    means    please refer to Schedule C

     "Account Receivable"      means    the outstanding account receivable of
                                        the Company up to 30th September 2000.

     "Purchaser's Office"      means    Suites 1404-06, Devon House, 979 King's
                                        Road, Taikoo Place, Island East,
                                        Hong Kong

     "Sale Shares"             means    100 percent of the 25,000 shares i.e.
                                        25,000 shares, please see Schedule D


1.2 Reference in this Agreement to recitals, clauses and schedules are to the Recitals, Clauses and Schedules of this Agreement and the Schedules shall be deemed to be incorporated into and form part of this Agreement.

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1.3  The headings to the clauses are for ease of reference only and shall not affect the interpretation of this Agreement.

1.4 All representations warranties undertakings indemnities covenants agreements and obligations given or entered into by more than one person are given and entered into jointly and severally.

1.5 The expressions "the Vendors", "the Purchasers" and "the Creditors" shall where the context permits include their respective successors and personal representatives.

1.6 The expression "person" shall where the context permits include corporation.

2a. Each of the Vendors shall sell as beneficial owners (and shall cause each other to sell) those shares set opposite to their names in Schedules A in such amount set out in Schedule D and the Purchaser relying on each of the representations and warranties of the undertakings and indemnities given by the Vendors herein contained shall purchase the Sale Shares as set out in Schedule D on and with effect from the Completion Date free from all liabilities encumbrances charges liens rights of pre-emption and with all rights attaching thereto.

2b. In consideration of the Purchaser agreeing to purchase the sales shares from the Vendors, the Vendors hereby agree to guarantee the net income of the Company not less than HK$12M during the period from 1st October 2000 to 31st March 2003 after completion of the sales and purchases of the sales shares and hereby agree to guarantee the payment of the outstanding account receivable from the debtors of the Company. The Purchaser hereby agree to provide an assistance for tendering for projects over a contract sum of HK$10M during the guarantee period.

2c. In consideration of the Purchaser agreeing to purchase 100% of sales shares, Lam Chi Yin and Sham Chi Kit, the existing directors of the Company, hereby agree not to resign from the Company during the period from the date of this agreement to

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     31st March 2003 and agree to perform their best performance to serve as directors of the Company in order to maintain the existing client.

2d. In case of Mr. Chu Tat and Mr. Li Wai Ho, Perick, the existing directors and shareholders of the Purchaser, resigns or is removed from the board of directors of the Purchaser, the Vendors shall be entitled to purchase back all the shares of the Company.

3. The purchase price for the Sale Shares shall be the sum of Hong Kong Dollars Six Million Only (HK$6,000,000.00) ("the Purchase Price") and shall be apportioned as set out in Schedule D and to be paid by the Purchaser to the Vendors in such mode and manner as stipulated in Schedule C.

4. The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

5. Subject as hereinafter provided Completion shall take place within 14 days' written notice given by the Purchaser to the Vendors (whichever is the earlier) at the office of the Purchaser's office when all (but not part only unless the Purchaser so agrees) of the following business shall be duly transacted. After signing of this agreement, each of the Vendor shall not sell, transfer, pledge or dispose of any insist and/or right in and of the shares held by each of the Vendor.

6. Completion is conditional upon the Vendors (a) having obtained the written resolution of the Board of Directors of the Company -

     (i) authorising the sale and purchase of the Sale Shares by the Vendors and the Purchaser;

     (ii) consenting the appointment of new directors to the Board as may be deemed necessary or requested by the Purchaser; and

     (iii) undertaking to register of the Sale Shares under the names of the

           Purchaser in the Company books and records.

     AND (b) satisfactorily answered the requisitions that may be raised by Purchaser in relation to the financial position of the Company, the assets and liabilities contained in the Company Accounts and Management Accounts provided that -

     (i) any requisitions may be made orally or in writing to the Vendors by the Purchaser or its solicitors;

     (ii) if the Purchaser shall make and insist on any requisition in respect of the financial position or business undertakings or operation of the Company which the Vendors shall be unable or (on the grounds of difficulty delay or expense or on any other reasonable ground) unwilling to remove or comply with, the Vendors shall notwithstanding any previous negotiation, be at liberty on giving to the Purchaser's solicitors not less than SEVEN (7) working days' written notice to annul the sale and purchase of the Sale Shares in which case, unless the requisition shall have been in the meantime withdrawn, the sale and purchase of the Sale Shares shall at the expiration of the said notice be annulled.

7.   Upon completion, the Vendors shall deliver to the Purchaser the following:-

     (a) duly executed sold notes and instruments of transfer in favour of the Purchaser and/or its nominees accompanies by the share certificates in respect of the Sale Shares;

     (b) the written Board Resolution for appointment of the Directors set out in Schedule B;

     (c) the written resignations of the Directors, if any shall be duly endorsed with a signed certificate of the director in question pursuant to

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          Section 157D(3)(b) of the Companies Ordinance;

     (d) the written Board resolution of the Company pursuant to Clause 6 hereinabove;

     (e) the written guarantee duly executed by the Vendors in favour of the Purchaser for guaranteeing the payment of all outstanding account receivable of the Company.

     (f) the written guarantee duly executed by the Vendors in favour of the Purchaser for guaranteeing the net income of the Company not less than HK$12M during the period from 1st October 2000 to 31st March 2003.

     (g) all such other documents as may be necessary for the performance of Clause 6 (b) hereinabove and required to give a good title to the Sale Shares and to enable Purchaser and/or its nominees to become the registered holders.

8. Upon completion the Vendors shall procure the passing of resolutions of the Board of Directors of the Company which:-

     (a) accept the resignations referred to in Clause 7 and appoint such persons as nominated by the Purchaser and/or its nominees as Directors of the Company set out in Schedule D with effect from the Completion Date;

     (b) appoint such person nominated by the Purchaser as Director to the Company, if applicable;

     (c) approve the transfer and registration of both the share transfers of the Sale Shares (subject to the same being stamped) who shall also

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
          resolve that new certificates of the Sale Shares made out in the name of the Purchaser or its nominees be sealed with the Common Seal of the Company;

     (d) execute and do and cause or procure to be executed and done all such other documents instruments acts and things as the Purchaser may reasonably require in order to perfect the right title and interest of the Purchaser to and in the Sale Shares;

     (e) alter and/or revoke all existing bank accounts or mandate or signatories in force for the Company in such manner as the Purchaser shall require; and

     (f) such other business as the Purchaser shall reasonably require for the purposes of this Agreement to be duly transacted.

     (g) the transfer of the shares of Sonik Trading (China) Company Limited, Sonik Building Materials Company Limited, Sonik Interiors (China) Limited and Sonwa Interiors (China) Limited to the Vendor or their nominees, without consideration at the cost of the Vendors.

9. If any of the provisions of Clauses 6, 7 & 8 is not fulfilled or fully complied with by the Vendors or waived by the Purchaser on or before the Completion Date and/or there is a breach or non-fulfillment of the Warranties on or before the Completion Date, the Purchaser may be notice in writing to the Vendors rescind this Agreement, in such event the Vendor is not entitled to bring any legal proceedings to enforce specific performance of this Agreement or to seek any compensation from the Purchaser.

10. The Vendors hereby declare and confirm that they are fully aware of the fact that in entering this transaction the Purchaser relies on the information set out in the Company Accounts and Management Accounts supplied by the Vendors AND the representations made by the Vendors in the course of negotiation and the Vendors therefore jointly and severally warrant represent to and undertake with the Purchaser:-

     (a) the financial position of the Company was that disclosed to us by the latest audited balance sheet and accounts of the Company as at the date thereof and since that date the financial position of the Company has not been adversely affected by losses or other changes.

     (b) full disclosure has been made in that balance sheet or in correspondence with us of:

          i.    all onerous commitments of the Company;

          ii. all unusual or non-recurring items materially affecting the financial position of the Company;

          iii. all known and foreseeable liabilities whether present or contingent including provisions and reserves for taxation on profits earned up to the date of that balance sheet;

          iv.   all bad and doubtful debts of the Company;

          v.    any material litigation existing or pending against the Company;

          vi. all dividends paid or proposed, exceptional payments in respect of directors' emoluments (including pension contributions) and any exceptional or extraordinary items;

          vii.  all Directors' service contracts; and

          viii. share capital, authorized, issued and under option.

     (c) the statements set out in the Company Accounts and Management Accounts are true complete and accurate in all respects;

     (d) each of the Vendors have the right power and authority to sell and transfer the Sale Shares upon the terms set out herein and the Sale Shares will be registrable in the names of the Purchaser or such other names as the Purchaser may require;

     (e) that the representations and warranties of the Vendors contained in this Agreement and in any certificate or other material delivered under this Agreement are accurate and complete, do not contain any untrue statement of a material factor, considered in the context in which presented, omit to state a material fact necessary in order to make this statements and information contained herein or therein not misleading; and

     (f) all representations warranties and undertakings in this Agreement shall be deemed to be repeated as at Completion as if all references therein to the date of this Agreement were references to the date of Completion.

11. The Vendors hereby jointly and severally agree with and undertake to the Purchaser as follows:-

     (i) that they will fully and effectually indemnify and at all times keep fully and effectually indemnified the Company and the Purchaser from and against any and all taxation penalties imposed upon the Company by regional and/or national governmental authorities resulting from or by reference to any income profits gains transactions events matter or things earned accrued lost received entered into or occurring prior to Completion, whether alone or in conjunction with any other circumstances whenever occurring and whether or not such taxation or penalties is chargeable against or attributable to any other person firm or company;

     (ii) to indemnify and keep indemnified the Purchaser (for themselves and as trustees for the Company) against any loss or liability suffered by the Purchaser or the Company as a result of or in connection with any breach of and/or inaccuracies in any of the representations warranties and undertakings herein given in this Agreement.

12. The Vendors warrant and undertake that they shall perform do and/or execute all business acts things or documents as the Purchasers require for the purpose of this Agreement notwithstanding Completion.

13. All stamp duty that is payable upon the transaction contemplated by this Agreement, Instrument of Transfer and Sold & Bought Notes shall be paid by the Purchaser.

14. The Purchaser's legal costs of and incidental to the preparation and completion and performance of this Agreement shall be borne by the parties in equal shares whilst the Vendor's solicitors own costs be borne by the Vendors absolutely.

15. This Agreement shall so far as it remains to be performed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

16.  Time shall in every respect be of the essence of this Agreement.

17. No variation of this Agreement or of any document executed pursuant to this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

18. This Agreement supersedes any previous agreement between the parties in relation to the acquisition of the Sale Shares and the parties acknowledge that no claim shall arise in respect of any agreement so superseded by this Agreement.

19. Notwithstanding the Completion of the sale and purchase of the Sale Shares, the warranties indemnities undertakings and agreements herein contained shall continue hereafter to subsist for so long as may be necessary for the purpose of giving effect to each and every of such warranties indemnities undertakings and agreements in accordance with the terms hereof.

20. This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

21. Any notice claim demand or document ("documents") to be given or served by one party to or on the other party in connection with this Agreement shall be sufficiently given or served if delivered to it personally or if left at or sent by post to it at the address given at the head of this Agreement or as changed by written notification to the other at any time. Any document shall be deemed to be served at the time when the same is handed to or left at the address of the party to be served and if by post within the territory of HKSAR shall be deemed to have been received THREE (3) working days after the date upon which posting is proved to have occurred.

IN WITNESS whereof this Agreement has been entered in this day and year first above written.

                                   SCHEDULE A

                           SHAREHOLDERS OF THE COMPANY


NAME OF THE SHAREHOLDER       NO. OF SHARES       CLASS OF SHARES
-----------------------       -------------       ---------------

Delightmen Ltd.                    5,000             Ordinary
Ever Base Investment              15,000             Ordinary
Lam Chi Yin                        5,000             Ordinary
  Total:                          25,000

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                                   SCHEDULE B

                              MEMBERS OF THE BOARD


NAME OF DIRECTOR              CAPACITY
----------------              --------

Chu Tat                       Director


                                   SCHEDULE C

                             PAYMENT MODE AND MANNER

The Purchase Price as provided in Clause 3 in the sum of HK$6,000,000.00 shall be paid by the Purchaser to the Vendor(s) upon signing of this Agreement or shall be paid by the Purchaser to the Vendor or such other manner to be agreed by the them.


                                   SCHEDULE D

                   NUMBER OF SHARES TO BE SOLD BY EACH VENDOR


NAME OF THE VENDOR SHAREHOLDER      NO. OF SHARES TO BE SOLD        PRICE
------------------------------      ------------------------    -------------
Delightmen Ltd.                              5,000              $1,200,000.00
Ever Base Investment                        15,000              $3,600,000.00
Lam Chi Yin                                  5,000              $1,200,000.00
                                            ------              -------------
  Total:                                    25,000              $6,000,000.00
                                            ======              =============

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                                   WARRANTIES

1. The particulars relating to the Company set out in this Agreement and in particular the Recitals and the Schedules are true and accurate.

2. The copy of the Memorandum and Articles of Association of the Company provided by the Vendors is true complete update and accurate.

3. The Company has been duly incorporated and that there have been no changes in the constitution of the company since the date of incorporation that have not been notified to the Registrar of Companies.

4. The Company has been duly incorporated and all documents required by the Companies Ordinance to be filed with the Registrar of Companies or other corresponding official in respect of the Company have been prepared and duly filed.

5. The statutory books and minutes books of the Company have been properly written up and the Company has not received any application or request for rectification of its register of members and compliance has been made with all other legal requirements concerning the Company and all issues of shares debentures or other securities thereof. Without prejudice to the foregoing, the minutes book of shareholders' meetings respectively contain full and accurate records of all resolutions passed by the directors and the shareholders of the Company respectively and no resolutions have been passed by either the directors or shareholders of the Company which are not recorded in the relevant minutes book.

6. The Company and every officer of the Company (in his capacity as such) has complied with all relevant legislation including (but without limitation) legislation relating to companies and securities taxation and employment protection.

7. All statutory obligation of the Company have been fully and properly performed.

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
8. No alteration has been made to the Memorandum and Articles of Association of the Company which has not been disclosed to the Purchaser in this Agreement.

9. There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on over or affecting the issued or unissued share capital of the Company and no person has the right to call for allotment issue sale or transfer of any such share capital and there is no agreement or commitment to give or create any of the foregoing and no person has made any claim to be entitled to any of the foregoing.

10.  The Company has not paid or agreed to pay any dividends.

11.  The Shares are at Completion Date the only issued shares of the Company.

12. The financial position of the Company as at 30th September 2000 is disclosed in the Audited Accounts.

13. The accounting and other books and records of the Company have been and will be properly written up and accurately present and reflect in accordance with generally accepted accounting principles and standards in Hong Kong all the transactions entered into by the Company or to which it has been a party and there are at the date hereof no material inaccuracies of any kind contained or reflected in any of the said books and records, and at the date hereof and on Completion they give and reflect a true and fair view of the financial position of the Company and of its fixed and current assets and liabilities, debtors and creditors.

14. The Accounts give a true and fair view of the state of affairs of the Company as at and the results of the Company in respect of the period it specified; and make full provisions for all liabilities or make proper provision for (or contain a note in accordance with good accounting practice in Hong Kong) all deferred or contingent liabilities and whether liquidated or unliquidated at the date thereof including liabilities in respect of taxation.

15. Neither the Vendors nor any director or officer of the Company, nor the Company itself are under investigation by any department or authority of any government in any matter concerning the Company.

16. Save as disclosed in this Agreement, there are in existence no powers of attorney given by the Company.

                                   ANNEXURE A

Financial Statements of the Company approved and signed by its auditors for the year 1995-1996, 1996-1997, 1997-1998 together with management accounts signed by its authorized directors until



Signed by Mr. Lam Chi Yiu, a            )
director, for and on behalf of          )        For and on behalf of
Delightmen Limited in the presence      )        Delightmen Limited
of:-                                    )        /s/
                                                 -----------------------
                                        )        Lam Chi Yiu
                                        )        Authorised Signature(s)



SIGNED by Mr. Lam Chi Yiu in the        )
in the presence of:-                    )        /s/
                                        )        Lam Chi Yiu
                                        )
                                        )
                                        )

SIGNED by Mr. Sham Chi Kit, a           )        For and behalf of
director, for Ever Base                 )        Ever Base Investment Limited
Investment Limited in the               )        /s/
                                                 ----------------------------
presence of:-                           )        Sham Chi Kit
                                        )
                                        )



SIGNED by Mr. Sham Chi Kit, in          )
the presence of:-                       )        /s/
                                        )        Sham Chi Kit
                                        )
                                        )
                                        )



SIGNED by Mr. Chu Tat, a                )        For and on behalf of
director, for and behalf of             )        QUINTALINUX LIMITED
Quintalinux Limited in the              )        /s/
                                                 --------------------
presence of:-                           )        Chu Tat
                                        )
                                        )